Exhibit 99.(b)(2)

--------------------------------------------------------------------------------
                               Tri-County Bancorp,
                                      Inc.
                                 Torrington, WY


                                 October 9, 1998



                                     REVISED






       KBW                  Patricia McJoynt
Specialists in Banking      (614) 766-8400   ----- Charles Webb & Company ------
Financial Services

--------------------------------------------------------------------------------

             Tri-County Bancorp Price and Volume Since IPO (9/30/93)



                                [GRAPHIC OMITTED]




  Table shows the price and volume of the Common Stock of Tri-County Bancorp,
           Inc. from the date of its initial public offering (9/30/98)
                               to October 9, 1998.






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


Tri-County Bancorp
------------------------------------------------------------------------------------------------------------------------------------
National Comparative Group


                                                 IPO  Assets  TangEq/ Loans/   LTM      Market          Price to            Price
                                                                           -----------          -----------------------
                                                                                                              Qtr.  LTM     change
Company                           State Ticket  Date   ($M)  Assets Assets ROAA   ROAE  Cap(M)  Book  TangBk  EPS   EPS      YTD
------------------------------------------------------------------------------------------------------------------------------------
1 Advance Financial Bancorp          WV  AFBC  Jan-97  110.7  14.09   86.1  0.90   5.92  15.03   96.4   96.4  12.5  14.7   -19.42%

2 Fort Thomas Financial Corporation  KY  FTSB  Jun-95  101.4  16.07   91.6  1.18   7.39  19.35  118.8  118.8  16.4  16.2   -17.73%

3 Frankfort First Bancorp, Inc.      KY  FKKY  Jul-95  134.5  16.88   94.0  1.19   7.01  23.48  103.4  103.4  15.1  15.1   -14.63%

4 Kentucky First Bancorp, Inc.       KY  KYF   Aug-95   82.0  17.56   60.0  1.07   6.29  16.75  116.3  116.3  21.1  18.0    -8.79%

5 Montgomery Financial Corp.         IN  MONT  Jul-97  117.2  17.13   85.7  0.89   4.98  18.39   91.6   91.6  14.6   NA     -6.62%

6 Piedmont Bancorp, Inc.             NC  PDB   Dec-95  130.5  16.55   82.3  1.27   7.75  26.82  124.2  124.2  16.3  16.0    -9.20%

7 StateFed Financial Corporation     IA  SFFC  Jan-94   89.8  17.91    NA   1.16   6.49  18.59  115.6  115.6  18.6  18.0   -23.73%





                                        Average:       109.4  16.60   83.3  1.09   6.55  19.77  109.5  109.5  16.4  16.3
                                        Median:        110.7  16.88   85.9  1.16   6.49  18.59  115.6  115.6  16.3  16.1



     Tri-County Bancorp, Inc.        WY  TRIC  Sep-93   86.5  16.44   47.37 1.01   6.46  14.01   98.4   98.4   16.7 16.7   -20.00%


                               Tri-County Bancorp

                              Financial Highlights
                       Nationwide Comparable Institutions

                             Advance     Frankfort   Ft. Thomas    Kentucky      Montgomery                StateFed
                            Financial      First      Financial      First       Financial     Piedmont    Financial  Tri-County
                             Bancorp      Bancorp    Corporation    Bancorp        Corp.        Bancorp      Corp.      Bancorp

                               AFBC         FKKY          FTSB         KYF           MONT          PDB         SFFC       TRIC
Current Stock Price           $13.38       $14.24        $11.56      $12.88         $11.38        $9.50        $9.19      $11.75

Price/Earnings Ratio           12.5x       $15.1x         16.4x       21.1x          14.6x        16.3x        18.6x       16.7x

Price/Book Ratio                 96%         103%          119%        116%            92%         124%        116%         98%

Total Assets ($mm)           $110.7       $101.4        $134.5       $82.0         $117.2       $130.5        $89.8       $86.5

Total Deposits ($mm)          $82.6        $81.9         $92.2       $56.6          $84.0        $89.8        $53.7       $45.6

Market Cap. ($mm)             $15.0        $23.5         $19.4       $16.8          $18.4        $26.8        $18.6       $14.0

Tang. Equity/Assets Ratio      14.93        16.88%        16.07%      17.56%         17.13%       16.55%       17.91%      16.44%

Net Interest Margin             3.95%        3.12%         4.07%       3.55%          3.57%        4.00%        3.41%       3.15%

Interest Rate Spread            3.31%        2.26%         3.20%       2.85%          2.73%        3.28%        2.63%       2.15%

Return on Assets                0.86%        1.19%         1.13%       1.07%          0.89%        1.27%        1.16%       1.06%

Return on Equity                5.71%        7.01%         7.10%       6.29%          4.98%        7.75%        6.49%       6.55%

Current Dividend Yield          2.27%        5.52%         1.90%       3.67%          1.98%        4.86%        1.78%       3.67%


                               Tri-Country Bancorp
               Insider & Institutional Ownership (Top 10 Holdings)


Portfolio Name                       Source              Held             %              As of

Long, Keith R.                       PROXY              121,700          10.42           Apr-98
Employee Stock Ownership             PROXY              117,820          10.09           Apr-98
Wellington Management                13F-TECH           100,000           8.57           Jun-98
First Financial                      PROXY               83,200           7.13           Apr-98
Friedlander                          13(G)               76,200           6.53           Dec-97
The Burton Partners                  PROXY               64,000           5.48           Apr-98
Reub, William J.                     PROXY               49,634           4.25           Apr-98
Savage, Robert L.                    PROXY               39,160           3.35           Apr-98
ANB Investment Management            13F-TECH             2,000           0.17           Dec-97
BZW Barclays                         13F-TECH               600           0.05           Jun-98
Total:                                                  654,314          56.04%


                      S&P Bank, S&P 500 & SNL Thrift Index






                                [GRAPHIC OMITTED]




Graph compares the performances of the SNL Thrift Index, the S&P Bank Index and the S&P 500 Index from December 31, 1993 to September 15, 1998.

                               Comparative Returns

1)  Graph Options     10/6/97 - 10/5/98     Period D Daily     364 Day Period


                Securities               Crncy         Prc Appr         Total Ret       Difference         Annual Eq.

     1   TRIC US Equity                    USD          -11.32%          -10.69%           15.47%            -10.72%
     2   RTY Index                         USD          -27.05%          -26.16%                             -26.22%
     3   CBNK                              USD          -16.01%          -14.62%           11.54%            -14.66

                                                   (* = No dividends or coupons)






                                [GRAPHIC OMITTED]




  Graph compares the comparative percentage returns of Tri-County Bancorp, the
    Russell 2000 Index and the Nasdaq Bank Index between October 6, 1997 and
                                October 9, 1998.




Copyright 1998 Bloomberg L.P.

                               Comparative Returns

1)  Graph Options     10/8/93 - 10/5/98     Period W Weekly    260 Wk. Period


                 Securities               Crncy         Prc Appr         Total Ret       Difference         Annual Eq.


     1   TRIC US Equity                    USD           92.00%          112.77%           75.06%             16.35%
     2   RTY Index                         USD           37.70%           37.70%*                              6.63%
     3   CBNK                              USD          136.24%          136.24%*          98.54%             18.82%

                                                   (* = No dividends or coupons)






                                [GRAPHIC OMITTED]




  Graph compares to percentage returns of Tri-County Bancorp, the Russell 2000 Index and the Nasdaq Bank Index between October 8, 1993 and October 2, 1998.




  Copyright 1998 Bloomberg L.P.

                            Tri-County Bancorp, Inc.

                            Recommended Tender Range




          Price                   P/B                       P/E

         $ 11                    90.24%                    15.28X

           12                    98.44%                    16.67X

           13                   106.64%                    18.06X

           14                   114.85%                    19.44X





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